Exhibit 16.1

July 3, 2019

U.S. Securities Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	Majesco
File No. 001-37466

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Majesco dated July 3, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

www.mspc-cpa.com

340 North Avenue, Cranford, NJ 07016-2496       Tel 908 272-7000       Fax 908 272-7101

546 5th Avenue, New York, NY l0036-5000       Tel 212 682-1234       Fax 212 687-8846

Member of the American Institute of Certified Public Accountants Center for Public Company Audit Firms and Private Companies Practice Section